UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2004

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
( Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California		92610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 583-9029

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

On June 29, 2004, The Wet Seal, Inc. (the “Company”) completed a private placement of shares of its Class A common stock (“Class A Common Stock”) and warrants to acquire shares of Class A Common Stock, raising aggregate gross proceeds of approximately $27.2 million. In connection with the private placement, the Company issued 6,026,500 shares of its Class A Common Stock (the “Purchased Shares”) at $4.51 per share and warrants to acquire 2,109,275 additional shares of Class A Common Stock (the “Warrants”) at an exercise price of $5.41 per share, subject to adjustment from time to time for stock splits, stock dividends, distributions and similar transactions. The Warrants are exercisable beginning on December 30, 2004 and expire on December 29, 2009. The Company has agreed to file a registration statement covering resales of the Purchased Shares and the shares of Class A Common Stock underlying the Warrants.

The foregoing matters are described further in the press release issued by the Company on June 30, 2004, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference. The private placement of the Purchased Shares and the Warrants was made pursuant to a Securities Purchase Agreement entered into between the Company and the investors, a form of which is filed herewith as Exhibit 99.2.

Item 7.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

99.1	Press release, dated June 30, 2004, issued by the Company

99.2	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: June 30, 2004	By:	/s/ DOUGLAS FELDERMAN
Name: Douglas Felderman Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release, dated June 30, 2004, issued by The Wet Seal, Inc.

99.2	Form of Securities Purchase Agreement